Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Select Sector SPDR Trust of our report dated November 21, 2018, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the funds in the table below for the year ended September 30, 2018. We also consent to the references to us under the headings “Management and Organization”, “Financial Statements”, “Counsel and Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

Listing of Funds
Communication Services Select Sector SPDR Fund (period June 18, 2018 to September 30, 2018*)
Consumer Discretionary Select Sector SPDR Fund
Consumer Staples Select Sector SPDR Fund
Energy Select Sector SPDR Fund
Financial Select Sector SPDR Fund
Health Care Select Sector SPDR Fund
Industrial Select Sector SPDR Fund
Materials Select Sector SPDR Fund
Real Estate Select Sector SPDR Fund
Technology Select Sector SPDR Fund
Utilities Select Sector SPDR Fund

*	Fund commenced operations June 18, 2018

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 28, 2019